EXHIBIT 99 (b)

               National Association of Securities Dealers, Inc.
                              NOTICE OF ACCEPTANCE
                                       OF
                         ACCEPTANCE, WAIVER AND CONSENT
                                                       Complaint No. C04960008
                                                           Date: March 4, 1996
      TO:      Name and Address of Respondent(s):
               Piper Jaffray Inc.
               Attention: Andrew S. Duff, President
               222 South Ninth Street
               Minneapolis, Minnesota 55402
      FROM:    District Business Conduct Committee
               for District No. 4
               120 West 12th Street, Suite 900
               Kansas City, Missouri 64105

      Please be advised that your submission of the above-referenced Acceptance, Waiver and Consent ("AWC") has been reviewed and accepted by the District Business Conduct Committee for District No. 4 and the National Business Conduct Committee. A copy of the final AWC is attached.

      You will be notified shortly by our Compliance Department about where to remit any payments. Questions concerning payments should be directed to the Compliance Department at (202) 728-8221.

                                    /s/ Jack Rosenfield
                                    Jack Rosenfield
                                    Vice President and District Director

cc:   George F. McGunnigle, Esq.
      Gary G. Lynch, Esq.


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National Association of Securities Dealers, Inc.
District Business Conduct Committee for District No. 4
120 West 12th Street, Suite 900
Kansas City, Missouri 64105

            LETTER OF ACCEPTANCE, WAIVER AND CONSENT NO. C04960008

RE:   Piper Jaffray Inc.
      222 South Ninth Street
      Minneapolis, Minnesota 55402
      Broker Dealer No. 665

Committee Members:

       Piper Jaffray Inc. ("Respondent" or "the Firm") submits this Letter of Acceptance, Waiver and Consent ("AWC") to the National Association of Securities Dealers, Inc. ("Association") to propose a settlement of the alleged rule violations described below. This AWC is submitted to resolve this proceeding and on the condition that, if accepted, the Association will not bring any future actions against the Respondent based on the same alleged violations.
       Respondent understands that signing this AWC is a voluntary action and that it will not resolve this matter unless and until it has been reviewed and accepted by both the District Business Conduct Committee for District No. 4 ("District Committee") and the National Business Conduct Committee which must determine if it is appropriate in view of the facts and allegations involved. Respondent also understands that if either of those Committees decides not to accept this AWC, it will not be used against Respondent in any way. Respondent also understands that if this AWC is accepted by both Committees, it will become part of Respondent's permanent disciplinary record, and may be considered in any future actions brought by the Association against Respondent.
       Respondent understands that its business and disciplinary history may be factors which the Committees consider in deciding whether to accept this AWC. The business and disciplinary history of Respondent are as follows:
      Piper Jaffray Inc., formerly known as Piper, Jaffray and Hopwood Incorporated, has been a registered broker-dealer and a member of the Association since 1936. Its principal offices are located at 222 South Ninth Street, Minneapolis, Minnesota 55402. The Firm currently employs over 1000 registered representatives who are located in the main office and in 78 branch offices. The Firm is registered in 50 states and in the District of Columbia.
       During the past five years, the Firm has been named in two previous actions alleging supervisory violations. In 1991, the Firm was censured and fined $25,000 by the New York Stock Exchange for failure to supervise a branch manager. In 1992, the Firm was censured and fined $35,000 by the Association for failure to supervise a registered representative.

I.    WAIVER OF PROCEDURAL RIGHTS
      Respondent is advised of, and specifically and voluntarily waives, the following rights which are granted by the Association's Code of Procedure:
      A. To have a Complaint filed identifying the violations alleged in this matter;
      B. To be notified of the Complaint and have the opportunity to answer the allegations in writing;
      C. To defend against the allegations in a hearing before the District Committee and to be represented by an attorney in the hearing;
      D. To have a written record of the hearing made and a written decision issued by the District Committee; and
      E. To appeal any such decision to the National Business Conduct Committee, then to the Securities and Exchange Commission and to a United States Court of Appeals.
      Respondent further waives any provision of the Code of Procedure or other rules which may be interpreted as prohibiting any Association staff member from advising the District Committee or the National Business Conduct Committee in their decisions as to whether to accept this AWC.

II.   ACCEPTANCE AND CONSENT
      Respondent hereby accepts and consents, without admitting or denying the findings herein, and solely for the purpose of this proceeding and any other action in which the Association is a party, and not as a basis for estoppel in any other proceeding, to the entry of findings by the Association of the following facts and violations:

      A.    BACKGROUND
            1. Piper Jaffray Inc., a member of the Association  since 1936, is a wholly owned subsidiary of Piper Jaffray Companies Inc., a publicly traded company. Piper Capital Management, Incorporated ("PCM" or the "Adviser"), a registered investment adviser, is also wholly owned by Piper Jaffray Companies, Inc. and is an affiliate of Piper Jaffray Inc.
            2. At all times relevant,  Piper Jaffray Inc. acted as the principal distributor of the shares of the Piper Funds Inc. Institutional Government Income Portfolio ("the Fund"), and PCM was the adviser to the Fund.1 as with other load mutual funds, the Firm and its registered representatives received payments and compensation pursuant to a distribution plan, established under Rule 12b-1 of the Investment Company Act of 1940, and through sales charges as disclosed in the prospectus for the Fund. The Fund was initiated in 1988 and its stated investment objective at all times was high current income consistent with capital preservation. At all times relevant, the minimum investment in the Fund was $25,000. The Fund held net assets of approximately $18,000,000 at the end of its 1988 fiscal year. The Fund grew significantly and at February 1994, the Fund held approximately $900,000,000 in net assets.

      B.    PORTFOLIO CHANGES IN THE FUND AND THE PERFORMANCE OF THE FUND
            1. The Fund's composition  initially  consisted almost exclusively
               of  U.S.   Treasury  notes  and  government   agency   mortgage
               pass-through securities.
            2. In 1990,  the Fund  began to  invest in  collateralized  mortgage obligations ("CMOs"), and during 1991, the Fund began to invest in certain mortgage-backed derivative products. From 1991 through at least early 1994, the Fund purchased tranches of CMOs and stripped securities, including interest only securities ("IOs"), inverse IOs, principal only securities ("POs"), inverse floaters, and accrual or Z-bonds (hereinafter collectively referred to as "mortgage-backed derivative securities"). In certain instances, these mortgage-backed derivative securities may generate high yield, may be volatile and highly sensitive to interest rate changes, may be thinly traded, and may be subject to prepayment, extension and call risk. For example, purchasers of IOs are entitled only to the interest generated by the underlying mortgages. As interest rates fall, and prepayment speeds increase, the owner the right to receive the principal payments due on the underlying mortgages. When interest rates increase, and mortgage prepayments decline, these securities extend and their value decreases. Inverse floaters give the owner the right to receive interest pursuant to a formula. The coupon interest rate on these securities moves in the opposite direction of a specified index, and includes a multiplier. The owner of an accrual or Z-tranche bond generally does not receive any cash payments of principal or interest until all tranches preceding it are retired. Interest accretes on the Z-tranche, being added to principal, and is compounded through the accretion period.
            3. Holdings of the  portfolio  and the purchase of  securities  on a forward commitment and sale forward basis, as described below, were set forth in Fund annual and semi-annual reports, delivered to shareholders and available, upon request, to potential investors. These holdings were as follows. By March 1992, over 26% of the market value of the Fund's investment securities, (40% of total net assets), was invested in mortgage-backed derivative securities. Thereafter, the Fund continued to increase its investment in mortgage-backed derivative securities. By September 1992, over 44% of the market value of the Fund's portfolio, (68% of total net assets), was invested in mortgage-backed derivative securities, and by September 1993, investments in mortgage-backed derivative securities climbed to 51% of the market value of the portfolio (77% of total net assets). By December 1993, and March 1994, total investments in mortgage-backed derivative securities reached a high of 57% and 54%, respectively, of the market value of the Fund's total portfolio. In addition to these investments in mortgage-backed derivative securities, as defined above, the Fund continued to invest in other CMOs, and on March 31 and September 30, 1992, as well as on March 31, 1993, the portfolio held no U.S. Treasury securities. While the Fund increased its investments in mortgage-backed derivative securities, at the same time, it purchased securities on a when issued or forward commitment basis, and entered into sale forward (or dollar roll transactions). In a when issued or forward commitment transaction, the price of the security is fixed at the time the commitment is made, but delivery and payment can take place up to two or three months later. While the Fund is not obligated to pay for these securities until this future settlement date (the Fund custodian holds segregated assets with a market value equal to the amount of the purchase commitments), during this period, the securities do not earn interest, are subject to market fluctuation and may increase or decrease in value. In connection with these forward commitments, the Fund entered into sale forward transactions, essentially rolling over these purchase commitments for a fee. While the use of such leverage and the receipt of related fees increased the Fund's return, it also increased the volatility and risk of the Fund. During 1991 through March 1994, the leverage on the Fund ranged from 33% to 38%, as measured by the market value of total portfolio holdings, and the market value of securities purchased on a forward commitment basis.
            4. The Fund's  increased  investment in  mortgage-backed  derivative securities and its use of forward commitment and sale forward transactions increased the Fund's return and its risk. The Fund's portfolio managers believed that their diversification among mortgage-backed derivative securities, cash flow management, and other techniques enabled them to manage these risks, although events in 1994 proved otherwise. The Fund held a Number 1 performance ranking in its category of Short-Term U.S. Government Funds during the years 1991 through 1993, and during the period January through November 1992, the Fund outperformed the second ranking fund by over 500 basis points. For the year ending March 31, 1993, the Fund's total return reached 21.72%, while its government fund category average, as noted in the Fund's sales literature, was only 9.10%. For the year ending September 30, 1993, the Fund's total return, as reflected in the Fund's sales literature, was 17.04%, as compared to a total return of 8.02% for its chosen benchmark of an index of three to five year treasury securities, for the same period.
            5. During early 1994, interest rates increased substantially and the market for certain mortgage-backed derivative securities experienced significant disruptions. During the period September 1993 through May 1994, the Fund's net asset value decreased by over 30%.

      C.    MARKETING OF THE FUND
            1. At all times  relevant,  Fund shares were  recommended and sold by registered representatives of Piper Jaffray Inc. to the Firm's customers. Fund shares were also sold by other dealers.
            2. The Fund's initial sales literature and internal documents, which the firm began distributing in 1988 to its registered representatives and clients, described the low volatility and safety of the Fund.
            3. From  inception  of the Fund,  the Fund has been  permitted  to invest in securities which are issued or guaranteed as to the payment of principal and interest by the U.S. government, or its agencies or instrumentalities, including mortgage-related securities. CMOs and mortgage-backed derivative securities may be guaranteed as to the payment of principal and interest by the U.S. government or its agencies and instrumentalities.
            4. In January 1992,  the Fund's  prospectus was changed to expressly provide for the purchase of CMOs and mortgage-backed derivative securities, and to describe the characteristics of mortgage-backed derivative securities. The Fund had purchased such securities during late 1990 and 1991. Holdings of the Fund were listed in annual and semi-annual reports and summarized in other Fund documents. During 1992, certain sales literature for the Fund was modified and stated that the Fund had moderate volatility.
            5. While certain steps were taken and  documents  were  available as described in paragraph 4 above, the Firm failed to ensure that communications with the public, including advertising and sales literature, information provided to registered representatives, and the recommendations and sales made by such registered representatives provided adequate disclosure of the changing nature, risk and volatility of the Fund. During the relevant period, the Firm made sales to customers who, relying on their registered representatives, were not adequately informed of the characteristics, nature and risks of the Fund and had no sound basis upon which to adequately compare the Fund to other funds.
            6. During the period 1991  through mid 1994,  the Firm,  through its registered representatives, made oral and written recommendations and sales to customers which emphasized the No. 1 performance ranking of the Fund, the triple A credit rating of the Fund, the fact that the Fund held government guaranteed securities, and the purported safe and conservative nature of the Fund, while failing to state facts material to such investors concerning the characteristics, risks and safety of the Fund, specifically that the increased holdings in mortgage-backed derivative securities and the use of leverage, increased the risk as well as the return of the Fund.
            7. During the  relevant  period,  the Firm,  through its  registered representatives, made recommendations and sales of the Fund to individual customers for whom such sales were unsuitable, and failed to make appropriate determinations that investments in the Fund were suitable for such investors in light of the individual's age, financial status, investment experience and investment goals. For example, certain investors were unsophisticated, had little or no financial acumen, were seeking safety, were risk-averse, were of advanced age, or had other personal circumstances which made the fund an inappropriate investment. Some customers invested all or virtually all of their liquid assets in the Fund, based on representations that it was a safe investment.
            8. During the relevant period,  internal reports available to senior managers of the Firm stated that while derivative securities increased return, they were also volatile and increased risks. In fact, during the relevant period, this Fund consistently and significantly outperformed others in its category, as described in paragraph B.4 above. Several national publications, including, for example, Morningstar reports, and Forbes and Worth magazines, during the relevant period, also discussed the Fund's extensive use of mortgage-backed derivative securities and their potential risks. Senior managers received annual and semi-annual reports detailing the holdings of the Fund, and had access to internal reports which showed that the Fund did not hold any of the same securities which made up the chosen benchmark. The Firm's senior managers were ultimately responsible for the deficiencies in supervisory and compliance procedures, including the lack of adequate procedures to ensure that all customers received appropriate disclosure regarding the changing nature of the Fund.

      D.    ADVERTISING AND FIRM PROCEDURES
            1. During the period 1991 through  1994,  the Firm  distributed  and used sales literature and advertising which failed to meet the standards set forth in the Association's rules. For example, sales literature compared the Fund's performance to a chosen benchmark of 3 to 5 year treasuries, and indicated a one year return over the benchmark of as much as 900 basis points
               (September 1993). However, such sales literature failed to identify the material differences between the composition of the Fund's portfolio and these instruments, specifically that the Fund did not hold fixed short term treasury securities similar to those in the benchmark; that, principally due to the types of securities and investment techniques, the Fund's potential volatility, while not adequately appreciated at the time by the portfolio managers, was greater than that of the benchmark; and that a major portion of the Fund's holdings were affected by prepayment speeds and subject to extension, unlike those securities contained in the benchmark which were of a fixed term. In addition, certain advertising did not meet the Association rules, in that it did not present a sound basis for evaluation of the Fund to the audience to which the communications were directed. See, e.g., Exhibit A.
            2. In  connection  with this matter,  while a  registered  principal reviewed certain sales literature, the Firm failed to ensure that in all instances sales literature was approved by a registered principal and that the individual was supervised within the broker-dealer structure. The Firm also failed to maintain separate files and evidence of that review.
            3. The Firm failed to  establish,  maintain  and enforce  reasonable supervisory procedures to ensure adherence to NASD rules noted in this matter. For example, the Firm failed to have adequate written supervisory procedures which clearly identified the responsibilities and procedures for the sale of the Fund, the supervisory structure, and designated principal for each registered individual, including individuals who performed functions at both PCM and the Firm.

      E.    ACTIONS TAKEN BY THE FIRM
            1. In a class  action  lawsuit,  shareholders  of the  Fund  alleged losses of over $120 million dollars for the class period July 1, 1991 through May 9, 1994. Pursuant to a settlement of this action, and as set forth in Exhibit B, the Firm and its affiliates have agreed to make restitution to shareholders of the Fund of approximately $67 million dollars.
            2. In addition,  the Firm and its  affiliate,  PCM,  have  committed approximately $1.7 million dollars in steps to improve its supervisory and compliance procedures, including the addition of new compliance positions at the broker-dealer, the creation of a system-wide training program, the Piper Institute, and other remedial steps.

III.  SANCTIONS
      Respondent Piper Jaffray Inc., without admitting or denying the findings set forth above, and solely for the purpose of this proceeding and any other action in which the Association is a party, and not as a basis for estoppel in any other proceeding, hereby accepts and consents to:

      A. The Association's entry of findings consistent with Section II above, and to findings that such conduct constitutes violations by Respondent Piper Jaffray Inc. of Article III, Sections 1, 2, 27 and 35 of the Association's Rules of Fair Practice, which require the Firm to observe high standards of commercial honor and just and equitable principles of trade, to ensure that recommendations and sales are suitable for the customer, to establish, maintain and enforce adequate written supervisory procedures and to comply with the Association's standards regarding communications with the public; and

      B.    The  Association  imposing,   at  a  maximum,   sanctions  against
            Respondent Piper Jaffray Inc. as follows:

                Censure

                A fine in the amount of $1,250,000. $1,000,000 of that amount is to be paid to the Association within 30 days of notification of acceptance of this AWC by the National Business Conduct Committee (such date hereinafter referred to as the "Effective Date"). The remaining $250,000 shall be paid to the Association within 60 days of submission of the report to the District Business Conduct Committee, as set forth in 3(ii) below, provided, however, that the payment of the remaining $250,000 of such fine shall be waived upon a satisfactory showing to the Association that fees paid to the Consultant, and costs incurred directly in connection with implementation of the Consultant's recommendations, as described below, meet or exceed $250,000. In the event the fees paid to the Consultant and costs incurred directly in connection with implementation of the Consultant's recommendations do not reach $250,000, upon a satisfactory showing to the Association, the remaining $250,000 to be paid shall be offset by the aggregate amount actually paid for the Consultant's fee or in costs incurred directly in connection with implementation of the Consultant's recommendation.

                The Firm shall comply with the following undertakings:
               (1) The  Firm  shall  retain  an  Independent   Consultant  not
                   unacceptable to the Association ("Consultant") within 45 days of the Effective Date; unless otherwise extended by
                   agreement   with  the   staff.   The  Firm  shall  pay  all
                   reasonable fees and expenses of the Consultant;
               (2) Consultant  shall,  within  180 days of the  Effective  Date, unless otherwise extended by agreement among the Firm, the Consultant and the Association staff, complete a review of the Firm's practices and its written procedures, make recommendations based upon that review, prepare a written report detailing its recommendations, ("Consultant's Report"), and deliver such report to the Firm and the Association. Such review shall include, but not be limited to, the following areas: (a) practices and procedures regarding the Firm's review and distribution of sales literature, broker-only information, scripts, visuals, presentations and other information distributed to brokers or customers, or used during presentations to brokers or customers, relating to mutual funds managed by PCM; (b) practices and procedures regarding the requirements that a registered principal of the Firm approve sales literature, and that evidence of such approval be maintained, including the training and supervision of such registered principal;
                   (c) practices and procedures regarding the Firm's review of the sale by the Firm's registered representatives of mutual funds managed by PCM, including the periodic training of registered representatives, the Firm's "due diligence" process regarding such funds, and its process to continually update the registered representatives regarding the portfolio composition of such mutual funds and the nature and risk of the funds, to assure appropriate oral and written disclosure to clients; (d) practices and procedures regarding the review of correspondence relating to the recommendation or sale of mutual funds managed by PCM; (e) practices and procedures regarding written suitability standards for the recommendation and sale of mutual funds managed by PCM, and the process of making suitability determinations; (f) practices and procedures regarding the supervision of registered representatives' sale of mutual funds managed by PCM, including specific supervisory responsibilities for the review of correspondence, the review of suitability determinations, and the authority and responsibility of branch, regional and other sales managers; (g) practices and procedures regarding the role of the broker-dealer's legal department and the broker-dealer's compliance department with regard to sales practices and advertising for mutual funds managed by PCM; and (h) practices and procedures regarding the appropriate registration of individuals and the designation of principals as set forth in the Association's rules.
               (3) Except as provided  below with respect to any  recommendation deemed unduly burdensome by the Firm, (i) all policies, procedures and practices recommended by the Consultant shall be adopted and implemented by the Firm, through appropriate revisions to its supervisory and compliance manuals or otherwise, and (ii) the Consultant Report shall be submitted to the District Business Conduct Committee within 60 days of its issuance, along with a written report by the Firm regarding the implementation of such recommendations, including the status of any recommendations deemed unduly burdensome as provided below. Such reports shall be submitted to the District Business Conduct Committee as part of the non-public files of this matter. If the Firm determines that a specific recommendation is unduly burdensome, then the Firm shall take the following steps: (a) The Firm shall submit such recommendation, and its reasons for failure to implement such recommendation, and any alternative recommendation to its Audit Committee; (b) The Audit Committee shall review the recommendation, any suggested alternative, and determine whether the failure to implement the Consultant's recommendation is appropriate, and whether the alternative recommendation achieves the same objective as the Consultant Report's recommendation, and provide a written summary of its findings (the "Audit Committee Report"); (c) The Audit Committee Report and the Consultant's Report shall be presented to the District Business Conduct Committee which shall, after review of such reports and, in its sole discretion, determine whether the failure to implement any recommendation of the Consultant and the implementation of an alternative procedure is acceptable.

IV.   OTHER MATTERS
      A. Respondent has attached as Exhibit B a statement for consideration by the Committees in determining whether to accept this AWC. Such statement may not deny the existence of findings and violations, or make any other statement inconsistent with this AWC.
      B.    Respondent   understands  that  the  Association  will  make  a
            public  announcement  of this  matter  as the  Association  may
            deem   appropriate   which   shall  be   consistent   with  the
            Resolution of the Board of Governors, NASD Manual Paragraph 2301. Respondent also understands that this matter will be available through the Association's public disclosure program in response to public inquiries or requests for information about the Firm's disciplinary record.
      C.    Respondent  agrees to pay the  monetary  sanctions  imposed on or before the dates set forth above.
      D.    Respondent    certifies    that   the   Officer   named   below
            (hereinafter   "Officer")  is  an  officer  and  agent  of  the
            Respondent and is duly authorized to enter into this AWC. Respondent and the Officer certify that the Officer has read and understands all of the provisions of this AWC, that he has had a full opportunity to ask questions about it, and that no offer, threat inducement or promise of any kind has been made to induce the Respondent or its duly authorized Officer to submit this AWC.


                                    Respectfully submitted,



                                    /s/ Andrew S. Duff              2/12/96
                                    Andrew Duff                     Date
                                    President, Piper Jaffray Inc.

                                    /s/ Gary Lynch                  2/14/96
                                    Gary Lynch, Esquire             Date
                                    Counsel for Piper Jaffray Inc.


                                    /s/ George McGunnigle           2/13/96
                                    George McGunnigle               Date
                                    Counsel for Piper Jaffray Inc.

                                    Accepted by the Association on  3/4/96
                                                                    Date

                                    /s/ Jack Rosenfield
                                    Jack Rosenfield
                                    Vice President and Director,
                                    District No. 4

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1 This AWC relates to the  activities  of the  broker-dealer  in its sale of the
Piper Funds Inc. Institutional Government Income Portfolio, and does not apply to any other fund managed or advised by PCM or to any other private account managed or advised by PCM. The entry of findings by the Association is made with regard to the named Respondent only and not to any person or entity not a party to the AWC.






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